Exhibit n
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the inclusion of our report dated September 22, 2005 in the Statement of Additional Information of the Registration Statement (Form N-2) of Tortoise Capital Resources Corporation filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-136923).
/s/ Ernst & Young LLP
Kansas City, Missouri
November 8, 2006